As filed with the Securities and Exchange Commission on December 15, 2009
Registration No. 33-77690

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2044750
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9151 Boulevard 26
North Richland Hills, Texas 76180
(Address of principal executive offices)

UICI Restated and Amended 1987 Stock Option Plan
(Full title of the plan)

Steven P. Erwin
Executive Vice President and Chief Financial Officer
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
(817) 255-5200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Peggy G. Simpson
Corporate Secretary
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
(817) 255-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
          This Post-Effective Amendment No. 2 to Form S-8 Registration Statement (the “Second Amendment”) is filed by HealthMarkets, Inc., a Delaware corporation (the “Registrant”), and relates to the Form S-8 Registration Statement (File No. 33-77690) filed with the Securities and Exchange Commission (the “Commission”) on April 13, 1994 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-77690) filed with the Commission on April 6, 2006 (the “First Amendment”) for the UICI Restated and Amended 1987 Stock Option Plan (the “Plan”). The Plan has been terminated effective December 14, 2009 pursuant to action taken by the board of directors of the Registrant on December 14, 2009. The Registrant hereby files this Second Amendment to deregister 184,441 shares of Class A-1 Common Stock, par value $0.01 per share, of the Registrant previously registered under the Registration Statement and the First Amendment that remained available for issuance under the Plan as of December 14, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Post-Effective Amendment No. 2 on Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Richland Hills, State of Texas, on December 15, 2009.

HEALTHMARKETS, INC.
By:	/s/ Steven P. Erwin
	Name:	Steven P. Erwin
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip J. Hildebrand and Steven P. Erwin, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on December 14, 2009.

Signature	Title

/s/ Phillip J. Hildebrand Phillip J. Hildebrand	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven P. Erwin Steven P. Erwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Connie Palacios Connie Palacios	Vice President, Controller & Principal Accounting Officer
/s/ Chinh E. Chu Chinh E. Chu	Chairman of the Board of Directors
/s/ Jason K. Giordano Jason K. Giordano	Director
/s/ Adrian M. Jones Adrian M. Jones	Director
/s/ Mural R. Josephson Mural R. Josephson	Director
/s/ David K. McVeigh David K. McVeigh	Director
/s/ Sumit Rajpal Sumit Rajpal	Director
/s/ Steven J. Shulman Steven J. Shulman	Director
/s/ Ryan M. Sprott Ryan M. Sprott	Director